UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   ☐
Filed by a Party other than the Registrant   ☑
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Benihana Inc.

(Name of Registrant as Specified In Its Charter)

Benihana of Tokyo, Inc.
Benihana Protective Trust dated June 8, 1998

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following materials may be used by representatives of the Benihana of Tokyo, Inc. (“BOT”) in discussions with stockholders of Benihana Inc. (the “Company”), in connection with BOT’s current solicitation of proxies for the Company’s 2004 Annual Meeting of Stockholders, scheduled for September 28, 2004. Accordingly, BOT is filing the following materials as definitive additional proxy materials pursuant to Section 14(a) of the Securities Exchange Act of 1934.

THE BOARD THE DISCONNECTS THE BOTTOM-LINE

INVESTMENT DISCONNECT INVESTMENT: $107,500,000 FY's 2000-2004 RETURN: $506,000 ADDITIONAL NET INCOME FY 2004 vs. FY 2000

"...reduced earnings expectations" AUGUST 9, 2004 INVESTMENT DISCONNECT (CONT'D.) Share Performance (May 20, 2004 - August 19, 2004): $107,500,000 INVESTMENT

HARU DISCONNECT Fiscal Years 2000-2004 1999: "high expectations" 2000: "most popular in New York" 2001: "highly successful" 2002: "starting to pay off significantly" 2003: "sturdy anchor for expansion" 2004: "performed exceedingly well" 8/24/2004: "hold(s) significant promise"

CAPITAL INVESTMENT 2000 - 2004 $107,500,000 PROFITABILITY DISCONNECT 2000 2001 2002 2003 2004 Profit Margins 0.0635 0.0557 0.0515 0.0501 0.0455 28% DECREASE IN PROFIT MARGINS 2000-2004

CEO BONUS DISCONNECT Joel Schwartz, Chairman/CEO/President Compensation Committee, chaired by John Abdo, waived ROE hurdle 2 years running.

On May 27, 2004, Board extends Mr. Schwartz's contract for 5 years. CEO ACCOUNTABILITY DISCONNECT CEO Schwartz failed to meet ROE targets in FY 2002, FY 2003 and FY 2004 Company invests $107.5 million for $506,000 increase in net income.

FINANCING DISCONNECT CONFLICTS No immediate need for financing. John Abdo, a director of Benihana Inc., executed the documents on behalf of BFC. Provides an open-ended directorship to Abdo. Provides BFC financial immediate voting rights and preemptive rights (Abdo, Vice- Chairman). Dilutes all other existing stockholders of BNHN. $20,000,000 FINANCING BY BFC

"BEST PARTNER" DISCONNECT "...couldn't possibly have found a better partner [in BFC]..." Joel Schwartz August 24, 2004 Q1 Earnings Conference Call BFC Financial Corporation conducted two real estate limited partnership "rollups" in 1989 and 1991 that were severely criticized as grossly unfair and marked by conflicts of interest. See: Levan v. Capital Cities/ABC, Inc., 190 F. 3d 230 (11th Cir., 1999) "The Rollup of Real Estate Limited Partnerships, by the Bank Atlantic Financial Corp.: Hearing Before the Subcommittee on Oversight and Investigations of the House Committee on Energy and Commerce", 102 Cong. (1991)

Preemptive Rights THE LEGAL DISCONNECT Benihana-BFC Preferred Stock Purchase Agreement: Article 4 (k) (ii), page 11, Right to Purchase Securities: "Purchaser shall have the right to purchase ....up to the number or amount of the Offered Shares ...as are necessary for the Purchaser to maintain its Percentage Ownership in the Company as it existed immediately prior to such issuance..." Benihana's Certificate of Incorporation: Article 4: "...No stockholder shall have any preemptive right to subscribe to or purchase any issue of stock or other securities of the Corporation..."

CORPORATE GOVERNANCE DISCONNECT "The Corporation seeks to follow best practices in corporate governance..." Institutional Shareholder Service's Corporate Governance Quotient (CGQ) ISS CGQ SCORE = 5.9% 94.1% of the Russell 3000 Index companies have higher CGQ scores

LITIGATION DISCONNECT CONCLUSION: Management expected no reaction from BOT? STATEMENT: MICHAEL BURRIS,SENIOR V.P. FINANCE & TREASURER: "IT'S A SHAME THAT LAW SUIT WAS FILED". * Assumes insiders exercise all immediately available options to purchase common stock. Also assumes full issuance of second tranche.

NOMINEE DISCONNECT

THE DISCONNECTS ADD UP 5 YEAR SHAREHOLDER RETURNS: -0.7% CLOSING PRICE - COMMON SHARES 9/9/00 - 9/9/04 $12.99 - $12.90

THE LACK OF DIRECTOR INDEPENDENCE IS EVIDENT CONNECTING THE DOTS